Exhibit 3.5.43

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SHOP IV SUBSIDIARY INVESTMENT (GREDE), INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2010, AT 2:51 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TCW SHOP IV SUBSIDIARY INVESTMENT (GREDE), INC.” TO “SHOP IV SUBSIDIARY INVESTMENT (GREDE), INC.”, FILED THE TWELFTH DAY OF OCTOBER, A.D. 2012, AT 5:09 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SHOP IV SUBSIDIARY INVESTMENT (GREDE), INC.”.

	[SEAL]	/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4781290 8100H		AUTHENTICATION:	1768506
141277486		DATE:	10-09-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:51 PM 01/27/2010 FILED 02:51 PM 01/27/2010 SRV 100079119 - 4781290 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is TCW SHOP IV Subsidiary Investment (Grede), Inc..

•	Second: Its registered office in the State of Delaware is to be located at 160 Greentree Dr., Ste. 101 Street, in the City of Dover County of Kent Zip Code 19904. The registered agent in charge thereof is National Registered Agents, Inc..

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000 shares (number of authorized shares) with a par value of 0.0100000000 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name	Jane M. Gately

Mailing Address	c/o TCW, 865 S. Figueroa Street
	Los Angeles, CA	Zip Code	90017

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of January, A.D. 2010.

BY:	/s/ Jane M. Gately

(Incorporator)

NAME:	Jane M. Gately
(type or print)

State of Delaware Secretary of State Division of Corporations Delivered 05:09 PM 10/12/2012 FILED 05:09 PM 10/12/2012 SRV 121125978 - 4781290 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TCW SHOP IV SUBSIDIARY INVESTMENT CORPORATION (GREDE), INC.

TCW Shop IV Subsidiary Investment Corporation (Grede), Inc. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the corporation is TCW Shop IV Subsidiary Investment Corporation (Grede), Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

First: The name of the Corporation is SHOP IV SUBSIDIARY INVESTMENT (GREDE), INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 10th day of October, 2012.

/s/ George P. Hawley
George P. Hawley
Senior Vice President